Exhibit 21
                                      SUBSIDIARIES OF THE REGISTRANT

                                                    State or
                                                    Country of
Name or Organization                                Incorporation

AG Investors, Inc.                                  Florida

AGI Technology, Inc.                                Connecticut

Ney International, Inc.                             U.S. Virgin Islands

Ney Ultrasonics Inc.                                Delaware

The J.M. Ney Company                                Delaware
                                   E-4